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Exhibit 10.2 Escrow Agreement by and among Force 10 Trading, Inc., Petrex
Corporation, and Weed & Co. L.P.

                                ESCROW AGREEMENT



THIS ESCROW AGREEMENT (this "Agreement") is made as of October 5, 2001 by and among Force 10 Trading, Inc., a Nevada corporation ("Force"), PETREX Corporation, a Nevada corporation, Inc. ("PETREX") and Weed & Co. L.P., a California limited partnership (the "Escrow Agent").


                              W I T N E S S E T H:


WHEREAS, Force and PETREX are parties to an Agreement and Plan of Reorganization (the "Merger Agreement") whereby Force will merge into PETREX or a wholly-owned subsidiary of PETREX and Force's shareholders will receive one share of PETREX common stock (the "PETREX Shares") for every share of Force common stock (the "Force Shares") held at the Effective Time. PETREX shall continue as the surviving corporation (the "Surviving Corporation"). Terms defined within this Agreement shall have the meanings prescribed to them in the Agreement; and


WHEREAS, Force and PETREX have requested that the Escrow Agent serve as Escrow Agent for the transaction;


NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:


                               TERMS OF THE ESCROW


The parties hereby agree to establish an escrow account with the Escrow Agent not to exceed 120 days (the "Escrow Period"), whereby the Escrow Agent (i) shall receive and cancel the Force Shares; and (ii) deliver the PETREX Shares to the Force shareholders, in accordance with the terms and conditions of this Agreement and the Merger Agreement.


At the initial and any subsequent Closing, upon Escrow Agent's receipt of the following:


(i) the Force Shares;


(ii) the PETREX Shares;


(iii) evidence satisfactory to PETREX, whose consent shall not be unreasonably held, that the shareholder's equity of the Surviving Company, as determined by independent certified public accountants in conformity with accounting principles generally accepted in the United States of America, exceeds one million dollars ($1,000,000.00); and


(iv) executed counterparts of this Agreement and the Merger Agreement and related documents,


it shall telephonically advise Force and PETREX.


At the initial and any subsequent Closing and upon satisfaction of the conditions set forth in paragraph 1.2 above, the Escrow Agent shall promptly deliver to the Force shareholders, or their designees, the PETREX Shares and cancel the Force Shares.


In the event the parties do not satisfy the conditions set forth in paragraph
1.2 above and applicable conditions in this Agreement and the Merger Agreement within the Escrow Period, the Escrow Agent shall return the Force Shares to Force and the PETREX Shares to PETREX.


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MISCELLANEOUS


No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.


All notices or other communications required or permitted hereunder shall be in delivered via U.S. mail or facsimile transmission directed as follows:

Jon H. Marple
President
Force 10 Trading, Inc.
3419 Via Lido, Suite 619
Newport Beach, CA 92660

Telephone:        949-294-8539
Facsimile:        949-721-9374

Cecil C. Wall
PETREX Corporation
685 W. Escalante Drive
St. George, UT  84790

Telephone:        435-628-1544
Facsimile:        435-628-1544

This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Escrow Agreement.

The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of Nevada. Any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall only be brought in a state or Federal court sitting in Orange County, California.

The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by Force, PETREX and the Escrow Agent.

The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be conclusive evidence of such good faith.

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The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.


The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver the Merger Agreement or any documents or papers deposited or called for thereunder.

The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent's duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. THE ESCROW AGENT HAS ACTED AS LEGAL COUNSEL FOR FORCE, AND MAY CONTINUE TO ACT AS LEGAL COUNSEL FOR FORCE, FROM TIME TO TIME, NOTWITHSTANDING ITS DUTIES AS THE ESCROW AGENT HEREUNDER. PETREX CONSENTS TO THE ESCROW AGENT IN SUCH CAPACITY AS LEGAL COUNSEL FOR FORCE AND WAIVES ANY CLAIM THAT SUCH REPRESENTATION REPRESENTS A CONFLICT OF INTEREST ON THE PART OF THE ESCROW AGENT. PETREX AND FORCE UNDERSTAND THAT THE ESCROW AGENT IS RELYING EXPLICITLY ON THE FOREGOING PROVISION IN ENTERING INTO THIS ESCROW AGREEMENT.

The Escrow Agent's responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by written notice to Force and PETREX. In the event of any such resignation, Force and PETREX shall appoint a successor Escrow Agent.

If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the escrow funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (1) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents or the escrow funds until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the escrow funds and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in Orange County, California in accordance with the applicable procedure therefor.

Force and PETREX agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, suits, actions, liabilities, proceedings, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby or by the Merger Agreement other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Escrow Agent.

If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall remain applicable to all other persons and circumstances.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.




                                                     PETREX Corporation,
                                                     A Nevada corporation



                                                     By: /s/ G.W. MacDonald
                                                     Name: G.W. MacDonald
                                                     Title: President


                                                     Force 10 Trading, Inc.
                                                     A Nevada corporation



                                                     By: /s/ Jon H. Marple
                                                     Name: Jon H. Marple
                                                     Title: President


                                                     ESCROW AGENT:
                                                     Weed & Co. L.P.

                                                     By: /s/ Richard O. Weed
                                                     Name: Richard O. Weed
                                                     Title: Managing Partner